Proxy Voting Results

A special meeting of the Variable Insurance Products Fund III shareholders was held on December 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	4,465,365,699.61	80.317
Against	820,718,849.73	14.762
Abstain	273,620,539.56	4.921
TOTAL	5,559,705,088.90	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	5,275,527,318.06	94.889
Withheld	284,177,770.84	5.111
TOTAL	5,559,705,088.90	100.000
Ralph F. Cox
Affirmative	5,260,941,793.66	94.626
Withheld	298,763,295.24	5.374
TOTAL	5,559,705,088.90	100.000
Laura B. Cronin
Affirmative	5,275,571,233.79	94.889
Withheld	284,133,855.11	5.111
TOTAL	5,559,705,088.90	100.000
Dennis J. Dirks B
Affirmative	5,277,234,059.51	94.919
Withheld	282,471,029.39	5.081
TOTAL	5,559,705,088.90	100.000
Robert M. Gates
Affirmative	5,271,693,384.06	94.820
Withheld	288,011,704.84	5.180
TOTAL	5,559,705,088.90	100.000
George H. Heilmeier
Affirmative	5,276,712,546.15	94.910
Withheld	282,992,542.75	5.090
TOTAL	5,559,705,088.90	100.000
Abigail P. Johnson
Affirmative	5,265,412,678.20	94.707
Withheld	294,292,410.70	5.293
TOTAL	5,559,705,088.90	100.000
Edward C. Johnson 3d
Affirmative	5,252,813,997.03	94.480
Withheld	306,891,091.87	5.520
TOTAL	5,559,705,088.90	100.000
Donald J. Kirk
Affirmative	5,268,337,458.03	94.759
Withheld	291,367,630.87	5.241
TOTAL	5,559,705,088.90	100.000
Marie L. Knowles
Affirmative	5,278,993,264.93	94.951
Withheld	280,711,823.97	5.049
TOTAL	5,559,705,088.90	100.000
Ned C. Lautenbach
Affirmative	5,280,591,428.18	94.980
Withheld	279,113,660.72	5.020
TOTAL	5,559,705,088.90	100.000
Marvin L. Mann
Affirmative	5,266,769,335.50	94.731
Withheld	292,935,753.40	5.269
TOTAL	5,559,705,088.90	100.000
William O. McCoy
Affirmative	5,270,804,685.62	94.804
Withheld	288,900,403.28	5.196
TOTAL	5,559,705,088.90	100.000
Robert L. Reynolds
Affirmative	5,279,190,479.65	94.955
Withheld	280,514,609.25	5.045
TOTAL	5,559,705,088.90	100.000
Cornelia M. Small B
Affirmative	5,276,074,654.01	94.898
Withheld	283,630,434.89	5.102
TOTAL	5,559,705,088.90	100.000
William S. Stavropoulos
Affirmative	5,278,183,775.21	94.936
Withheld	281,521,313.69	5.064
TOTAL	5,559,705,088.90	100.000
A Denotes trust-wide proposals and voting results. B Effective January 1, 2005.